UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 26, 2006
                                                        -----------------

                               CHINA DIRECT, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-26415                  13-3876100
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


   5301 North Federal Highway, Suite 120, Boca Raton, Florida       33487
   ----------------------------------------------------------     ----------
          (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code (561) 989-9171
                                                          --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium Company, Limited., a Chinese limited liability company ("Chang Magnesium"), and its parent, Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium"). Under the terms of the agreement, CDI China was to acquire a 51% equity ownership of Chang Magnesium from Taiyuan YiWei Magnesium in exchange for a total capital contribution to Chang Magnesium of $2,550,000, of which $1,000,000 is to be made 10 days after the closing, an additional $800,000 is to be made on or before September 30, 2007, and the remaining $750,000 is to be made on or before December 31, 2007. The closing of the transaction was subject to receipt by us of audited financial statements of the operating entity and the contribution to Chang Magnesium by Taiyuan YiWei Magnesium of property, plant or equipment of at least $2,450,000.

         On December 22, 2006 the transaction closed pursuant to its terms.

         Following the closing, Taiyuan YiWei Magnesium retains a 49% equity interest in Chang Magnesium. On the closing date Mr. Yuwei Huang entered into an employment agreement with Chang Magnesium and CDI Shanghai Management Company, Ltd., a wholly owned subsidiary of CDI China, to serve as CEO of Chang Magnesium and an Executive Vice President of CDI Shanghai Management pursuant to which he is responsible for the day to day operations of Chang Magnesium. Under the terms of the one year agreement he will not receive any salary.

         Our operations are presently conducted within two operating segments, CDI China and China Direct Consulting. CDI China operates as a management company for Chinese entities in which we have acquired a majority interest. China Direct Consulting is a full service advisory division specializing in companies based in and operating within the People's Republic of China and which are traded on the U.S. public markets. We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"), will operate as a segment within CDI China. Changxin Trading reported net revenues of $23,622,221 and $15,957,667 for the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006, and net income of $516,443 and $336,174, respectively, for those periods. Chang Magnesium has not yet generated any revenues from its proposed operations. The financial statements included elsewhere herein reflect the operations of Changxin Trading for the periods presented.

About Chang Magnesium

         Chang Magnesium was formed in March 2006 by Taiyuan YiWei Magnesium to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs. Taiyuan YiWei Magnesium owns interests in seven subsidiary magnesium factories, a magnesium alloy factory and a magnesium powder desulphurization reagent factory, all located in China. It is generally regarded as the largest exporter of magnesium products in China and the second largest producer in China. Following our acquisition of Chang Magnesium as described above, Mr. Yuwei Huang, Taiyuan YiWei Magnesium's Chairman, will serve as Chang Magnesium's CEO and an Executive Vice President for CDI Shanghai Management Co. Ltd.

         In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium. This satisfied one condition preceding to the closing of our acquisition of a majority interest in Chang Magnesium as described above. In June 2006 Chang Magnesium acquired 100% of Changxin Trading from Taiyuan YiWei Magnesium for approximately $125. Changxin Trading, which was formed in November 2003, is an exporter of magnesium products.

         The newly constructed magnesium plant from which Chang Magnesium will operate is located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. According to the China Magnesium Industry Report 2005 (March 2006) China, which has been the world's leading magnesium producer for the past eight years, has in excess of 100 magnesium manufacturers with approximately 468,000 metric tons production in 2005. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period.

         Most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China.

         As a result the Shangxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the world's total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

         Chang Magnesium owns the buildings and all the equipment located at the plant. The land use rights are owned by Taiyuan Sanxing Coal Gasification Co., Ltd ("Sanxing"), an unrelated third party. Sanxing has granted Chang Magnesium with the land use rights through 2021 at no cost. The plant is approximately 250,000 square feet and has an annual production capacity of 6,000 metric tons of magnesium and related magnesium products.

         The plant has the ability to process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs, which Chang Magnesium expects to sell in bulk. Chang Magnesium expects to produce magnesium ingot with a magnesium element in excess of 99.95% and it intends to produce 10 specifications of magnesium ingot ranging in size from 2 kg to 150 kg. It is anticipated that Chang Magnesium will produce magnesium alloy which meets ASTM International standards.

         It is estimated that approximately 80% of Chang Magnesium's annual revenue from the plant will be related to sales of magnesium ingot and approximately 20% from sales of magnesium powder, magnesium scraps, magnesium alloy and other magnesium related products. Chang Magnesium will sell its products directly in the global market through its subsidiary Changxin Trading. Chang Magnesium expects the plant to commence operations in January 2007.

         Changxin Trading is an exporter of magnesium products including magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. It purchases product from a number of suppliers, including several related parties.

         According to webelements.com, the Chinese government has recently eliminated the VAT (value added tax) rebate on magnesium. Previously industry participants were eligible for a 5% tax credit on magnesium exports. The elimination of the tax credit has effectively increased market prices on magnesium and currently the market price is approximately $2,100 per metric ton on the European market. Changxin Trading exported 40,000 metric tons of magnesium products in fiscal 2005, representing approximately 10% of China's magnesium-related exports. Changxin Trading is reliant on a limited number of customers which are located in the United States, Canada, Australia and Japan. For fiscal 2005 one customer represented approximately 10% of Changxin Trading's revenues.

         Changxin Trading's operations are located at Yifen Street, Maite Moore Business Center Suite 910 Taiyuan, China 030006

         At December 22, 2006 Chang Magnesium had 35 full-time employees, including its executive officer, which included 29 employees related to the magnesium plant and six at Changxin Trading.

         Chang Magnesium was formed as a new Sino-American joint venture. As a Sino-American joint venture, it is governed by the Income Tax Law of the Peoples Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws pursuant to which foreign invested enterprises are subject to two-year tax exemption from the first profitable year after the joint venture is established and are subject to three-year tax at a statutory rate of 15% from the third profitable year.

         As an exporter of goods, Changxin Trading receives cash incentives from the central government of up to 14% to 15% of the gross amount of goods exported to encourage the export of goods from China. As a result of this government incentive, from time to time, Changxin Trading may export goods at its cost or at a loss up to the amount of the government incentive. For the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006 these incentives totaled $2,543,606 and $1,331,401,

         From time to time Changxin Trading has engaged in transactions with related parties, including:

         o it purchases products from Taiyuan YiWei Magnesium and its affiliated entities (collectively, the "Taiyuan YiWei Magnesium Group") for resale to its customers. For the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006, Changxin Trading purchased $11,050,596 and $6,214,588, respectively, of products from the Taiyuan YiWei Magnesium Group for resale. At December 31, 2005 and September 30, 2006, Changxin Trading owed the Taiyuan YiWei Magnesium Group $1,264,765 and $994,444, respectively, for these purchases,

         o from time to time Changxin Trading would receive working capital advances from, or make working capital advances to, Taiyuan YiWei Magnesium and its affiliates. The advances were non-interest bearing, unsecured and due on demand. At December 31, 2005 Changxin Trading's financial statements which appear elsewhere in this report reflect an aggregate of $640,981 due from related parties, which includes $619,153 due from Taiyuan YiWei Magnesium and its affiliates. At December 31, 2005 Changxin Trading did not owe Taiyuan YiWei Magnesium or its affiliates any funds for working capital advances. At September 30, 2006 Changxin Trading owed Taiyuan YiWei Magnesium or its affiliates $303,080 and Changxin Trading was not owed any funds by these entities,

         o from time to time Changxin Trading also advances funds to its executive officers. At December 31, 2005 and September 30, 2006 these executive officers owed Changxin Trading $21,828 and $22,260, respectively. These amounts are non-interest bearing, unsecured and due on demand.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

         (i) Audited financial statements of Taiyuan Changxin YiWei Trading Company, Limited for the fiscal years ended December 31, 2005 and 2004, and

         (ii) Financial statements (unaudited) of Taiyuan Changxin YiWei Trading Company, Limited for the nine months ended September 30, 2006 and 2005.

(b) Pro forma financial information.

         (i) Pro forma statement of operations (unaudited) for the year ended December 31, 2005,

         (ii) Pro forma statement of operations (unaudited) for the nine months ended September 30, 2006, and

         (iii) Pro forma consolidated balance sheet (unaudited) at September 30, 2006.

(d) Exhibits

10.1 Employment agreement dated December 22, 2006 by and between CDI Shanghai Management Company, Limited and Mr. Yuwei Huang.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHINA DIRECT, INC.


Date:  December 27, 2006                By: /s/ James Wang
                                            --------------
                                            James Wang,
                                            Chief Executive Officer

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED

                               FINANCIAL STATEMENT

                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                    CONTENTS


Report of Independent Registered Public Accounting Firm                      F-3

Consolidated Financial Statements:

Consolidated Balance Sheets                                                  F-4

Consolidated Statements of Operations                                        F-5

Consolidated Statement of Members' Equity                                    F-6

Consolidated Statements of Cash Flows                                        F-7

Notes to Consolidated Financial Statements                           F-8 to F-22

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Shareholders and Directors
Taiyuan Changxin YiWei Trading Company, Limited


We have audited the accompanying balance sheet of Taiyuan Changxin YiWei Trading Company, Limited as of December 31, 2005 and 2004, and the related statements of operations, members' equity and cash flows for the year ended December 31, 2005 and 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taiyuan Changxin YiWei Trading Company, Limited as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.


                                       /s/ Sherb & Co., LLP
                                       Certified Public Accountants


Boca Raton, Florida
September 30, 2006

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                                 BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004

                                     ASSETS
                                                            2005         2004
                                                         ----------   ----------
CURRENT ASSETS:
    Cash .............................................   $  143,392   $  374,532
    Accounts receivable ..............................      312,416            -
    Inventory ........................................      453,520      689,445
    Due from related party ...........................      640,981    2,131,545
    Prepaid expenses and other .......................    4,301,834      761,838
                                                         ----------   ----------

        Total Current Assets .........................    5,852,143    3,957,360

PROPERTY AND EQUIPMENT - Net .........................       29,122            -
                                                         ----------   ----------

        Total Assets .................................   $5,881,265   $3,957,360
                                                         ==========   ==========

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable .................................   $3,959,732   $2,215,493
    Accrued expenses .................................       80,660       16,823
    Advance from customers ...........................            -      625,401
    Income taxes payable .............................      356,241      163,712
                                                         ----------   ----------

        Total Current Liabilities ....................    4,396,633    3,021,429
                                                         ----------   ----------

MEMBERS' EQUITY:

    Members' Equity ..................................      603,865      603,865
    Retained earnings ................................      848,508      332,066
    Other comprehensive income - foreign currency ....       32,259            -
                                                         ----------   ----------

        Total Members' Equity ........................    1,484,632      935,931
                                                         ----------   ----------

        Total Liabilities and Members' Equity ........   $5,881,265   $3,957,360
                                                         ==========   ==========

         The accompanying notes are an integral part of the statements.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                            STATEMENTS OF OPERATIONS

                                                    For the          For the
                                                   Year Ended       Year Ended
                                                  December 31,     December 31,
                                                  ------------     ------------
                                                      2005             2004
                                                  ------------     ------------

NET REVENUES .................................    $ 23,622,221     $ 25,651,231

COST OF SALES ................................      22,301,757       25,042,351
                                                  ------------     ------------

GROSS PROFIT .................................       1,320,464          608,880
                                                  ------------     ------------

OPERATING EXPENSES:
     Selling expenses ........................         406,562           40,514
     General and administrative ..............         111,085          122,987
                                                  ------------     ------------

        Total Operating Expenses .............         517,647          163,501
                                                  ------------     ------------

PROFIT FROM OPERATIONS .......................         802,817          445,379
                                                  ------------     ------------

OTHER INCOME (EXPENSE):
     Other (expense) income ..................         (35,895)          78,328
     Interest income (expense) ...............           3,888          (27,610)
                                                  ------------     ------------

        Total Other (Expense) Income .........         (32,007)          50,718
                                                  ------------     ------------

PROFIT BEFORE INCOME TAXES ...................         770,810          496,097

INCOME TAXES .................................        (254,367)        (163,712)
                                                  ------------     ------------

NET INCOME ...................................    $    516,443     $    332,385
                                                  ============     ============

         The accompanying notes are an integral part of the statements.

                          TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                                   STATEMENT OF MEMBERS' EQUITY
                                    December 31, 2005 and 2004
                                                                            Other       Total
                                                Members'     Retained   Comprehensive   Members'
                                                 Equity      Earnings       Income       Equity
                                               ----------   ----------    ----------   ----------
Balance, December 31, 2003 .................   $  603,865   $     (319)   $        -   $  603,546

     Net Income for the year ...............            -      332,385             -      332,385
                                               ----------   ----------    ----------   ----------

Balance, December 31, 2004 .................      603,865      332,066             -      935,931
                                               ----------   ----------    ----------   ----------

Comprehensive Income:
     Net Income for the year ...............            -      516,443             -      516,443

     Foreign currency translation adjustment            -            -        32,259       32,259
                                               ----------   ----------    ----------   ----------

Balance, December 31, 2005 .................   $  603,865   $  848,509    $   32,259   $1,484,633
                                               ==========   ==========    ==========   ==========

                          See notes to consolidated financial statements

                                               F-6

                          TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                                     STATEMENTS OF CASH FLOWS

                                                                          For the Year Ended
                                                                              December 31,
                                                                     ----------------------------
                                                                         2005             2004
                                                                     -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income .................................................     $   516,443      $   332,385
    Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       Depreciation and amortization ...........................             469                -

    Changes in assets and liabilities:
       Accounts receivable .....................................        (312,416)               -
       Other receivable ........................................               -          601,679
       Deferred Expenses .......................................               -              946
       Inventories .............................................         235,925         (689,445)
       Prepaid and other current assets ........................      (3,539,996)        (761,838)
       Accounts payable ........................................       1,744,238        2,215,493
       Accrued expenses ........................................          63,837           16,823
       Income tax payable ......................................         192,529          163,712
       Advance from customers ..................................        (625,401)         625,401
                                                                     -----------      -----------

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES ............      (1,724,372)       2,505,156
                                                                     -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Due from related parties ...................................       1,490,564       (2,131,545)
    Capital expenditures .......................................         (29,591)               -
                                                                     -----------      -----------

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES ......       1,460,973       (2,131,545)
                                                                     -----------      -----------


EFFECT OF EXCHANGE RATE ON CASH ................................          32,259                -
                                                                     -----------      -----------

NET (DECREASE) INCREASE IN CASH ................................        (231,140)         373,611

CASH - beginning of year .......................................         374,532              921
                                                                     -----------      -----------

CASH - end of year .............................................     $   143,392      $   374,532
                                                                     ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid  for:
          Interest .............................................     $         -      $    29,770
                                                                     ===========      ===========
          Income Taxes .........................................     $    69,010      $         -
                                                                     ===========      ===========

                  The accompanying notes are an integral part of the statements.

                                               F-7

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Taiyuan Changxin YiWei Trading Co., Ltd., a Chinese limited liability company, is referred to in this report as the "Company", "Changxin Trading", "we", "us" or "our".

Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"), a Chinese limited liability company, was established November 23, 2003. Changxin Trading is a reseller, distributor and exporter of magnesium products.

Changxin Trading resells various forms of magnesium including but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China and exports magnesium from China. Changxin Trading has forged relationships with global magnesium consumers. In the past Changxin Trading has supplied various magnesium related products to Alcoa Inc. (United States), Alcan, Inc. (Canada), Capral (Australia), and Japan Materials Co., Ltd. Approximately 70% of Changxin Trading revenues are derived from the distribution of magnesium slabs. Changxin Trading exported 40,000 metric tons in 2005, representing approximately 10% of China magnesium related exports.

In March 2006, Chang Magnesium Co. Ltd. ("Chang Magnesium") was formed by Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium")

In June 2006 Chang Magnesium acquired 100% of Changxin Trading from Taiyuan YiWei Magnesium for approximately $125. As a result Changxin Trading is a wholly owned subsidiary of Chang Magnesium.

In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium. Chang Magnesium was formed by Taiyuan YiWei Magnesium to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs.

Taiyuan YiWei Magnesium is a diversified magnesium organization which owns interests in seven subsidiary magnesium factories, a magnesium alloy factory and a magnesium powder desulphurization reagent factory, all located in China. China is generally regarded as the largest exporter for magnesium products in China and the second largest producer in the world.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

THE COMPANY (CONTINUED)

The newly constructed magnesium plant from which Chang Magnesium will operate is located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. According to the China Magnesium Industry Report 2005 (March
2006) China, which has been the world's leading magnesium producer for the past eight years, has in excess of 100 magnesium manufacturers with approximately 468,000 metric tons production in 2005. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period.

Most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China.

As a result, the Shangxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the world's total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

Chang Magnesium expects to produce magnesium ingot with a magnesium element in excess of 99.95% and it intends to produce 10 specifications of magnesium ingot ranging in size from 2 kg to 150 kg. It is anticipated that Chang Magnesium will produce magnesium alloy which meets ASTM International standards.

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium. Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days post closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium, on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium of property, plant or equipment with a minimum value of $2,450,000. On June 1, 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

THE COMPANY (CONTINUED)

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Changxin Trading, will operate as a segment within CDI China. Chang Magnesium has not yet generated any revenues from its proposed operations.

BASIS OF PRESENTATION

The Financial Statements reflect the name Taiyuan Changxin YiWei Trading, Co. Ltd. The financial statements for the years ended December 31, 2005 and 2004 solely reflect the operations of Changxin Trading. Chang Magnesium was formed by Taiyuan YiWei Magnesium in March 2006. The official stamp for Chang Magnesium was received and the name recognized by the central government of China in November 2006. Chang Magnesium expects to commence operations at the new plant in January 2007. Changxin Trading commenced operations in November 2003. 2004 was the first full calendar year of operations for Changxin Trading. As of June 1, 2006, Changxin Trading is a wholly owned subsidiary of Chang Magnesium. As such the financial statements for the years ended December 31, 2005 and 2004 solely reflect the operations of Changxin Trading.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared on the historical cost basis, except for the certain financial instruments. The principal accounting policies adopted are set out below.

BASIS OF FINANCIAL STATEMENTS

Changxin Trading maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

CASH AND CASH EQUIVALENTS

Changxin Trading classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable consists primarily of amounts due to Changxin Trading from normal business activities. Changxin Trading maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of December 31, 2005 and 2004, Changxin Trading recorded Accounts Receivable of $312,416 and $0 respectively. As of December 31, 2005 and 2004, Changxin Trading recorded allowance for doubtful accounts of $0 and $0 respectively.

Changxin Trading commenced operations in November 2003. In 2004, the first full calendar year of operations for Changxin Trading, the standard collection policy was to receive payment upon delivery. As such for the year ended December 31, 2004, Changxin Trading recorded an accounts receivable of $0. In 2005 as Changxin Trading matured, Changxin Trading revised its collections policy. Changxin Trading eased collection terms in an effort to extend more favorable payment terms to customers in an effort to attract additional orders. As such for the year ended December 31, 2005, Changxin Trading recorded an accounts receivable of $312,416.

Changxin Trading sets similar collection terms for customers. However, as the relationship matures Changxin Trading develops a level of comfort with each customer. Furthermore, each customer will have varied credit worthiness.

Presently Changxin Trading employs three different forms of payment when dealing with its customers.

      o  Letter of credit; which typically pays in 30 - 40 business days.
      o  Telegraphic transfer; which typically pays in 7-10 business days
      o  Document against payment; which typically pays in 15 - 30 business days

Typically collection terms are specified in the sales contract. Changxin Trading seeks to dictate the collection terms depending on the customer's credit worthiness.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

INVENTORY

Inventory, consisting of raw materials related to Changxin Trading products are stated at the lower of cost or market utilizing the first in first out method.

Changxin Trading records inventory consisting of raw materials related to Changxin Trading at the lower of cost or market utilizing the first in first out method. Changxin Trading does not record as inventory those items for which it is (i) not entitled to the inventory or (ii) the control or risk of the inventory is not transferred to Changxin Trading. Changxin Trading will utilize shipping records or billing statements as proof to indicate (i) entitlement to the inventory or (ii) the inventory is under the control of Changxin Trading. Those items for which Changxin Trading has not been presented with a bill are recorded as prepaid expenses. Changxin Trading will recognize inventory as suppliers present a billing statement in compliance with its accounting policy. Inventory is discussed further in NOTE 2.

DUE TO/FROM RELATED PARTY

The financial statements include balances and transactions with related parties. From time to time, as a private company, Changxin Trading would receive advances From, or advance funds to related parties for working capital purposes. These related parties would either be (i) an officer, director or shareholder of Changxin Trading or (ii) a company in which an officer, director or shareholder of Changxin Trading was an officer, director or shareholder or (iii) a company in which Changxin Trading was a shareholder. These advances are non interest bearing, unsecured and payable on demand. Due to/from related party is discussed further in NOTE 7.

PREPAID EXPENSES

Prepaid expenses and other assets consist of prepayments to suppliers for merchandise which has not yet been shipped from the suppliers.

ADVANCES FROM CUSTOMERS

Advances from customers consist of a prepayment to Changxin Trading for merchandise that had not yet been shipped to their customers. Changxin Trading will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Changxin Trading commenced operations in November 2003. In 2004, the first full calendar year of operations for Changxin Trading, the standard policy was to request a deposit on purchase orders. This deposit amount was reflected as Advances from Customers. In 2005, as Changxin Trading matured, and the relationship with customers progressed, the policy towards deposits against purchase orders was revised. Changxin Trading no longer required a deposit against purchase orders in 2005. Advances from customers are discussed further in NOTE 6.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", Changxin Trading examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

REVENUE RECOGNITION

Changxin Trading follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, Changxin Trading records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of Changxin Trading: Changxin Trading revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

FOREIGN CURRENCIES

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of Changxin Trading is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of Changxin Trading are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the Chinese dollar ("RMB") and the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash on December 31, 2005 and 2004 were $32,259 and $0 respectively.

On July 21, 2005, the central government of China allowed the Chinese dollar or RMB to fluctuate, ending its decade-old policy of valuation pegged to the U.S. dollar. The new RMB rate reflects an approximately 2% increase in value against the U.S. dollar. Historically the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Changxin Trading does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

INCOME TAXES

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME

Changxin Trading uses Statement of Financial Accounting Standards No. 130 (SFAS
130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of members' equity, except those due to investments by members, changes in members' equity and distributions to members. For Changxin Trading, comprehensive income for the year ended December 31, 2005 and 2004 included net income and foreign currency translation adjustments.


NOTE 2 - INVENTORY

At December 31, 2005 and 2004, inventories consisted of the following:

                                  2005              2004
                                  ----              ----

         Raw materials         $ 453,520         $ 689,445

Inventory, consisting of raw materials related to Changxin Trading products are stated at the lower of cost or market utilizing the first in first out method.

Changxin Trading records inventory consisting of raw materials related to Changxin Trading at the lower of cost or market utilizing the first in first out method.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 3 - PREPAID EXPENSES AND OTHER

Prepaid expenses and other current assets are assets that arise on the balance sheet because of the payment of something in advance (prepayment) or the services for the payment will be received in the near future. The prepaid expenses and others consist of prepayments to third party customers from us for merchandise that had not yet been shipped. We will recognize the payments as expenses as the Company takes delivery of the goods.

Changxin Trading is an exporter of magnesium and related products. As an exporter of goods, Changxin Trading receives certain tax credits. These tax credits are afforded as an incentive to export goods from China. Changxin Trading reflects these tax credits in prepaid expenses and other when the respective tax authority in China authorizes the tax credits, but the Company has not received the payment.

                                                        Dec 05            Dec 04
                                                         USD                USD
                                                         ---                ---

Prepaid expenses ...........................          4,032,580          614,482
Other current assets .......................            269,254          147,356
                                                      ---------          -------
Sub total ..................................          4,301,834          761,838
                                                      =========          =======

NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2005 and 2004, property and equipment consisted of the following:


                                   Estimated Life         2005            2004
                                   --------------         ----            ----

Office Equipment ..................   5 years          $  29,591       $       -
Less: Accumulated Depreciation ....                         (469)              -
                                                       ---------       ---------
                                                       $  29,122       $       -
                                                       =========       =========

For the years ended December 31, 2005 and 2004, depreciation expense amounted to $469 and $0, respectively.

NOTE 5 - ACCOUNTS PAYABLE

Accounts payable was $3,959,732 and $2,215,493 as of December 31, 2005 and 2004. Such liabilities as of December 31, 2005 and 2004 included operating payables and other accounts payable.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 6 - ADVANCE FROM CUSTOMERS

Advances from customers consist of a prepayment to Changxin Trading for merchandise that had not yet been shipped to their customers. Changxin Trading will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy. At December 31, 2005 and 2004, advances from customers amounted to $0 and $625,401 respectively.

Changxin Trading commenced operations in November 2003. In 2004, the first full calendar year of operations for Changxin Trading, the standard policy was to request a deposit on purchase orders. This deposit amount was reflected as Advances from Customers.

In 2005, as Changxin Trading matured, and the relationship with customers progressed, the policy towards deposits against purchase orders was revised. Changxin Trading no longer required a deposit against purchase orders in 2005.

Generally, a customer will prepay for an order prior to shipment. At December 31, 2005 and 2004, our balance sheet reflected advances from customers of $0 and $625,401. Advances from customers consist of prepayments from third party customers to us for merchandise that had not yet been shipped. We will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 7 - RELATED PARTY TRANSACTIONS

DUE FROM (TO) RELATED PARTIES

The financial statements include balances and transactions with related parties. From time to time, as a private company, Changxin Trading would receive advances From, or advance funds to related parties for working capital purposes. These related parties would either be (i) an officer, director or shareholder of Changxin Trading or (ii) a company in which an officer, director or shareholder of Changxin Trading was an officer, director or shareholder or (iii) a company in which Changxin Trading was a shareholder. These advances are non interest bearing, unsecured and payable on demand. For the years ended December 31, 2005 and 2004, Changxin Trading reflected a Due From Related Party in the amount of $619,153 and $2,131,545 respectively.

DUE FROM EXECUTIVE OFFICERS

Included in the Due from Related Party amount as reflected in the financial statements are amounts due from officers or directors of Changxin Trading. Of the total Due From Related Party amounts reflected for the years ended December 31, 2005 and 2004, of $640,981 and $2,131,545 respectively, $21,828 and $0 were due from individuals for the year ended December 31, 2005 and 2004, respectively. Of the amount of Due from Related Party of $21,828 as reflected for the year ended December 31, 2005, $12,799 is due from Lifei Huang and $9,029 is Due From Xiaorui Su. These amounts are non interest bearing, unsecured and payable on demand. Lifei Huang is the daughter of Yuwei Huang, our executive officer and is a former officer of Changxin Trading. As of June 1, 2006 Lifei Huang is not an officer, director or shareholder of Chang Magnesium or Changxin Trading

Xiaorui Su is the wife of Yuwei Huang, our executive officer and is a former officer of Changxin Trading. Xiaorui Su is not an officer, director or shareholder of Chang Magnesium or Changxin Trading. As of June 1, 2006, Xiaorui Su is no longer an officer of Changxin Trading.

Schedule of Due to/from Related Party:

                                                       12/31/2004    12/31/2005
                                                       ----------    ----------

LiFei Huang .........................................  $        -    $   12,799
Xiaorui Su ..........................................  $        -    $    9,029
                                                       ----------    ----------
TOTAL ...............................................  $        -    $   21,828

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

Schedule of Due to/from Related Party:

                                                       12/31/2004    12/31/2005
                                                       ----------    ----------

LiFei Huang .........................................  $        -    $   12,799
Xiaorui Su ..........................................  $        -    $    9,029
                                                       ----------    ----------
TOTAL ...............................................                $   21,828

Entities:
Taiyuan MinWei Magnesium Industry Co. Ltd. ..........  $   56,788    $ (940,554)
Taiyuan YiWei Magnesium Co. Ltd. ....................  $   69,534    $ (334,785)
Taiyuan Qincheng YiWei Magnesium Industry Co. Ltd. ..  $1,756,963    $3,002,849
Taiyuan YiWei Magnesium Factory .....................  $  254,486    $ (930,649)
Shangxi NiChiMen YiWei Magnesium Co., Ltd. ..........  $ (123,392)   $ (508,505)
Shanxi Golden Trust YiWei Magnesium Industry Co. Ltd.  $   48,325    $  260,195
Taiyuan YiWei Magnesium Co., Ltd. Song Shu Branch ...  $   68,841    $   70,602
                                                       ----------    ----------
TOTAL ...............................................  $2,131,545    $  619,153

                                                       ----------    ----------
Due to/from Related Party - TOTAL ...................  $2,131,545    $  640,981
                                                       ==========    ==========

(1) In June 2005, Jiao Chen YiWei Magnesium Industry Co., Ltd changed its name to Shangxi NiChiMen YiWei Magnesium Co., Ltd. ("NiChiMen")

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 8 - INCOME TAX

Changxin Trading accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Changxin Trading operations in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax).

The components of income before income tax consist of the following:

                                                      Year Ended December 31,
                                                      -----------------------
                                                        2005           2004
                                                      --------       --------
         Chinese Operations ........................  $770,810       $496,097
                                                      ========       ========

The components of the (benefit) provision for income taxes are as follows:

                                                      Year Ended December 31,
                                                      -----------------------
                                                        2005           2004
                                                      --------       --------
         Peoples Republic of China-Federal and Local  $254,367       $163,712
                                                      ========       ========

NOTE 9 - INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

Changxin Trading operates in one business segment as defined under SFAS 131, "Segment Reporting". The business of Taiyuan Changxin YiWei Trading Company, Limited is located in and operates in China.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 10 - SUBSEQUENT EVENTS

The Financial Statements reflect the name Taiyuan Changxin YiWei Trading, Co. Ltd. ("Changxin Trading"). The financial statements for the years ended December 31, 2005 and 2004 solely reflect the operations of Changxin Trading.

In March 2006 Chang Magnesium was formed by Taiyuan YiWei Magnesium. In November 2006 the official stamp for Chang Magnesium was received and the name recognized by the central government of China. Chang Magnesium expects to commence operations at the new plant in January 2007. On June 1, 2006, Chang Magnesium entered into an acquisition agreement to purchase 100% of Changxin Trading from Taiyuan YiWei Magnesium. Chang Magnesium acquired Changxin Trading from Taiyuan YiWei Magnesium in exchange for $125 (1,000 RMB). As a result, Changxin Trading is now a wholly owned subsidiary of Chang Magnesium. As such the financial statements for the years ended December 31, 2005 and 2004 solely reflect the operations of Changxin Trading

On June 1, 2006, as per the terms of an acquisition agreement, Taiyuan YiWei Magnesium was to contribute $2,450,000 worth of property plant and equipment to Chang Magnesium. On June 1, 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment with a value of $2,567,353 to Chang Magnesium. The financial statements for the nine months ended September 30, 2006 for Changxin Trading reflect the contribution of $2,567,353 worth of Property, Plant and Equipment to Chang Magnesium.

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium. Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days after closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, Inc., entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 10 - SUBSEQUENT EVENTS (CONTINUED)

We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Changxin Trading, will operate as a segment within CDI China. Chang Magnesium has not yet generated any revenues from its proposed operations.

NOTE 11 - OPERATING RISK

(a) Country risk

Currently, Changxin Trading revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the Peoples Republic of China
(PRC). Changxin Trading hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that Changxin Trading will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on Changxin Trading financial condition.

(b) Products risk

In addition to competing with other manufacturers of disinfectant product offerings, Changxin Trading competes with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These U.S. companies may be able to offer products at a lower price. There can be no assurance that Changxin Trading will remain competitive should this occur.

(c) Exchange risk

Changxin Trading can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that Changxin Trading could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, Changxin Trading ability to operate the PRC subsidiaries could be affected.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY LIMITED

                              FINANCIAL STATEMENTS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                   (UNAUDITED)

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                                  BALANCE SHEET
                               September 30, 2006
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
    Cash ......................................................       $  784,977
    Accounts receivable .......................................        1,208,697
    Due from related party ....................................           22,260
    Prepaid expenses and other ................................        3,227,476
                                                                      ----------

        Total Current Assets ..................................        5,243,410

PROPERTY AND EQUIPMENT - Net ..................................        2,625,277
                                                                      ----------

        Total Assets ..........................................       $7,868,687
                                                                      ==========

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable ..........................................       $1,929,250
    Accrued expenses ..........................................          139,097
    Advance from customers ....................................          411,745
    Income taxes payable ......................................          591,035
    Due to related party ......................................          303,080
                                                                      ----------

        Total Current Liabilities .............................        3,374,207


MEMBERS' EQUITY:

    Members' Equity ...........................................        3,210,443
    Retained earnings .........................................        1,184,682
    Other comprehensive income - foreign currency .............           99,355
                                                                      ----------

        Total Members' Equity .................................        4,494,480
                                                                      ----------

        Total Liabilities and Members' Equity .................       $7,868,687
                                                                      ==========

                See notes to the unaudited financial statements.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                For the Nine       For the Nine
                                                Months Ended       Months Ended
                                                September 30,      September 30,
                                                ------------       ------------
                                                    2006               2005
                                                ------------       ------------

NET REVENUES .............................      $ 15,957,667       $ 17,484,195

COST OF SALES ............................        15,069,758         16,132,029
                                                ------------       ------------

GROSS PROFIT .............................           887,909          1,352,166
                                                ------------       ------------

OPERATING EXPENSES:
     Selling expenses ....................           170,031            336,624
     General and administrative ..........           144,308             89,840
                                                ------------       ------------

        Total Operating Expenses .........           314,339            426,464
                                                ------------       ------------

INCOME FROM OPERATIONS ...................           573,570            925,702
                                                ------------       ------------

OTHER (INCOME) EXPENSE:
     Other expenses ......................           (14,365)           (32,327)
     Interest income .....................             1,834              3,295
                                                ------------       ------------

        Total Other (Expense) ............           (12,531)           (29,032)
                                                ------------       ------------

INCOME(LOSS) BEFORE INCOME TAXES .........           561,039            896,670

INCOME TAXES .............................          (224,865)          (250,628)
                                                ------------       ------------

NET INCOME ...............................      $    336,174       $    646,042
                                                ============       ============

                See notes to the unaudited financial statements.

                     TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                                STATEMENTS OF CASH FLOWS
                                       (UNAUDITED)
                                                            For the Nine   For the Nine
                                                            Months Ended   Months Ended
                                                            September 30,  September 30,
                                                            ------------   ------------
                                                                2006           2005
                                                            ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income ...................................   $   336,174    $   646,042
    Adjustments to reconcile net income(loss) to net cash
     provided by (used in) operating activities:
       Depreciation and amortization ....................         2,159              -

    Changes in assets and liabilities:
       Accounts receivable ..............................      (896,281)      (652,713)
       Inventories ......................................       453,520        689,445
       Prepaid and other current assets .................     1,074,358     (1,790,480)
       Accounts payable .................................    (2,030,482)      (141,475)
       Accrued expenses .................................        58,437        (15,059)
       Income taxes payable .............................       234,794        188,305
       Advance from customers ...........................       411,745      4,624,729
                                                            -----------    -----------

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES .....      (355,576)     3,548,794
                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Due from related parties ............................       921,801     (3,713,154)
    Capital expenditures ................................         8,264        (28,545)
                                                            -----------    -----------

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES       930,065     (3,741,699)
                                                            -----------    -----------


EFFECT OF EXCHANGE RATE ON CASH .........................        67,096         30,049
                                                            -----------    -----------

NET INCREASE (DECREASE) IN CASH .........................       641,585       (162,856)

CASH - beginning of year ................................       143,392        374,532
                                                            -----------    -----------

CASH - end of period ....................................   $   784,977    $   211,676
                                                            ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid  for:
          Interest ......................................   $         -    $         -
                                                            ===========    ===========
          Income Taxes ..................................   $         -    $         -
                                                            ===========    ===========

                    See notes to the unaudited financial statements.

                                          F-26

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Taiyuan Changxin YiWei Trading Co., Ltd., a Chinese limited liability company, is referred to in this report as the "Company", "Changxin Trading", "we", "us" or "our".

Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"), a Chinese limited liability company, was established November 23, 2003. Changxin Trading is a reseller, distributor and exporter of magnesium products.

Changxin Trading resells various forms of magnesium including, but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China and as well exports magnesium from China. Changxin Trading has forged relationships with global magnesium consumers. In the past Changxin Trading has supplied various magnesium related products to Alcoa Inc. (United States), Alcan, Inc. (Canada), Capral (Australia), and Japan Materials Co., Ltd. Approximately 70% of Changxin Trading revenues are derived from the distribution of magnesium slabs. Changxin Trading exported 40,000 metric tons in 2005, representing approximately 10% of China magnesium related exports.

In March 2006, Chang Magnesium Co. Ltd. ("Chang Magnesium") was formed by Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium")

In June 2006 Chang Magnesium acquired 100% of Changxin Trading from Taiyuan YiWei Magnesium for approximately $125. As a result Changxin Trading is a wholly owned subsidiary of Chang Magnesium.

In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium. Chang Magnesium was formed by Taiyuan YiWei Magnesium to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs.

Taiyuan YiWei Magnesium is a diversified magnesium organization which owns interests in seven subsidiary magnesium factories, a magnesium alloy factory and a magnesium powder desulphurization reagent factory, all located in China. China is generally regarded as the largest exporter for magnesium products in China, and the second largest producer in the world.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

THE COMPANY (CONTINUED)

The newly constructed magnesium plant from which Chang Magnesium will operate is located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. According to the China Magnesium Industry Report 2005 (March
2006) China, which has been the world's leading magnesium producer for the past eight years, has in excess of 100 magnesium manufacturers with approximately 468,000 metric tons of production in 2005. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period.

Most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China.

As a result the Shangxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the world's total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

Chang Magnesium expects to produce magnesium ingot with a magnesium element in excess of 99.95% and it intends to produce 10 specifications of magnesium ingot ranging in size from 2 kg to 150 kg. It is anticipated that Chang Magnesium will produce magnesium alloy which meets ASTM International standards.

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium. Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days past closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium of property, plant or equipment with a minimum value of $2,450,000.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

THE COMPANY (CONTINUED)

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Changxin Trading, will operate as a segment within CDI China. Chang Magnesium has not yet generated any revenues from its proposed operations.

BASIS OF PRESENTATION

The Financial Statements reflect the name Taiyuan Changxin YiWei Trading, Co. Ltd. ("Changxin Trading"). The financial statements for the nine months ended September 30, 2006 and 2005 reflect the operations of Changxin Trading as well as the operations of Chang Magnesium from June 1, 2006 through September 30, 2006. Chang Magnesium was formed by Taiyuan YiWei Magnesium in March 2006. The official stamp for Chang Magnesium was received and the name recognized by the central government of China in November 2006. Chang Magnesium expects to commence operations at the new plant in January 2007. Changxin Trading commenced operations in November 2003. 2004 was the first full calendar year of operations for Changxin Trading.

As of June 1, 2006, Changxin Trading is a wholly owned subsidiary of Chang Magnesium. As such the financial statements for the years ended December 31, 2005 and 2004 solely reflect the operations of Changxin Trading. On June 1, 2006, Taiyuan YiWei Magnesium contributed property, plant and equipment with a value of $2,450,000 to Chang Magnesium. As such the financial statements for the nine months ended September 30, 2006 reflect the contribution of $2,567,353 worth of property, plant and equipment to Chang Magnesium. Furthermore the financial statements for the nine months ended September 30, 2006 reflect the operations of Changxin Trading as well as the operations of Chang Magnesium from June 1, 2006 through September 30, 2006.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared on the historical cost basis, except for the certain financial instruments. The principal accounting policies adopted are set out below.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

BASIS OF FINANCIAL STATEMENTS

The financial statements are prepared in accordance with generally accepted accounting principles in U.S. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

CASH AND CASH EQUIVALENTS

Changxin Trading classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable consists primarily of amounts due to Changxin Trading from normal business activities. Changxin Trading maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. For the nine months ended September 30, 2006, Changxin Trading recorded Accounts receivable of $1,208,697. For the nine months ended September 30, 2006 Changxin Trading recorded allowance for doubtful accounts of $0.

Changxin Trading commenced operations in November 2003. In 2004, the first full calendar year of operations for Changxin Trading, the standard collection policy was to receive payment upon delivery. As a result, for the year ended December 31, 2004, Changxin Trading recorded an accounts receivable of $0. In 2005 as Changxin Trading matured, Changxin Trading revised its collections policy. Changxin Trading eased collection terms in an effort to extend more favorable payment terms to customers in an effort to attract additional orders. As such for the nine months ended September 30, 2006, Changxin Trading recorded Accounts receivable of $1,208,697.

Changxin Trading sets similar collection terms for customers. However, as the relationship matures Changxin Trading develops a level of comfort with each customer. Furthermore, each customer will have varied credit worthiness.

Presently Changxin Trading employs three different forms of payment when dealing with its customers. O Letter of credit; which typically pays in 30 - 40 business days. O Telegraphic transfer; which typically pays in 7-10 business days O Document against payment; which typically pays in 15 - 30 business days

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS (CONTINUED)

Typically collection terms are specified in the sales contract. Changxin Trading seeks to dictate the collection terms depending on the customer's credit worthiness.

INVENTORY

Inventory, consisting of raw materials related to Changxin Trading products are stated at the lower of cost or market utilizing the first in first out method.

DUE TO/FROM RELATED PARTY

The financial statements include balances and transactions with related parties. From time to time, as a private company, Changxin Trading would receive advances from or advance funds to related parties for working capital purposes. These related parties would either be (i) an officer, director or shareholder of Changxin Trading or (ii) a company in which an officer, director or shareholder of Changxin Trading was an officer, director or shareholder or (iii) a company in which Changxin Trading was a shareholder. These advances are non interest bearing, unsecured and payable on demand. Due to/from related party is discussed further in NOTE 6.

PREPAID EXPENSES

Prepaid expenses and other assets consist of prepayments to suppliers for merchandise which has not yet shipped by the suppliers.

ADVANCES FROM CUSTOMERS

Advances from customers consist of a prepayment to Changxin Trading for merchandise that had not yet been shipped to the customer. Changxin Trading will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Changxin Trading commenced operations in November 2003. In 2004, the first full calendar year of operations for Changxin Trading, the standard policy was to request a deposit on purchase orders. This deposit amount was reflected as Advances from Customers. In 2005, as Changxin Trading matured, and the relationship with customers progressed, the policy towards deposits against purchase orders was revised. Changxin Trading no longer required a deposit against purchase orders in 2005. Advances from customers are discussed further in NOTE 5.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", Changxin Trading examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable

The financial statements for the nine months ended September 30, 2006 reflect the operations of Changxin Trading as well as the operations of Chang Magnesium.

On June 1, 2006, Taiyuan YiWei Magnesium contributed property, plant and equipment with a value of $2,567,333 to Chang Magnesium. As such the financial statements for the nine months ended September 30, 2006 reflect the contribution of $2,567,353 worth of property, plant and equipment to Chang Magnesium. Furthermore the financial statements for the nine months ended September 30, 2006 reflect the operations of Changxin Trading as well as the operations of Chang Magnesium from June 1, 2006 through September 30, 2006.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

REVENUE RECOGNITION

Changxin Trading follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, Changxin Trading records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of Changxin Trading: Changxin Trading revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

FOREIGN CURRENCIES

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of Changxin Trading is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of Changxin Trading are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the Chinese dollar ("RMB") and the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash on September 30, 2006 and 2005 were $99,355 and $32,259 respectively.

On July 21, 2005, the central government of China allowed the Chinese dollar or RMB to fluctuate, ending its decade-old policy of valuation pegged to the U.S. dollar. The new RMB rate reflects an approximately 2% increase in value against the U.S. dollar. Historically the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Changxin Trading does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

INCOME TAXES

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME

Changxin Trading uses Statement of Financial Accounting Standards No. 130 (SFAS
130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of members' equity, except those due to investments by members, changes in members' equity and distributions to members. For Changxin Trading, comprehensive income for the nine months ended September 30, 2006 and 2005 included net income and foreign currency translation adjustments.

NOTE 2 - PREPAID EXPENSES AND OTHER

Prepaid expenses and other current assets are assets that arise on a balance sheet because of the payment of something in advance (prepayment) or the services for the payment will be received in the near future. The prepaid expenses and others consist of prepayments to third party customers from us for merchandise that had not yet shipped. We will recognize the payments as expenses as the Company takes delivery of the goods.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 3 - PROPERTY AND EQUIPMENT

At September 30, 2006, property and equipment consisted of the following:

                                           Estimated Life              2006
                                           --------------              ----

Buildings ..........................           10 years             $   930,714
Machinery ..........................            5 years               1,416,266
Office Equipment ...................            5 years                 280,925
                                                                    -----------

Less: Accumulated Depreciation .....                                     (2,628)
                                                                    -----------
                                                                    $ 2,625,277
                                                                    ===========

For the nine months ended September 30, 2006 and 2005, depreciation expense amounted to $2,159 and $0, respectively.

On June 1, 2006, Taiyuan YiWei Magnesium contributed property, plant and equipment with a value of $2,567,353. As such the financial statements for the nine month period ended September 30, 2006 reflect the contribution of $2,567,353 worth of property, plant and equipment to Chang Magnesium.

NOTE 4 - ACCOUNTS PAYABLE

Accounts payable was $1,929,250 and $2,074,018 as of September 30, 2006 and 2005. Such liabilities as of September 30, 2006 and 2005 included, operating payables and other accounts payable.

NOTE 5 - ADVANCE FROM CUSTOMERS

Advances from customers consist of a prepayment to Changxin Trading for merchandise that had not yet shipped to the customer. Changxin Trading will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy. At September 30, 2006 and 2005, advances from customers amounted to $411,745 and $5,250,130 respectively. In 2005, as Changxin Trading matured, and the relationship with customers progressed, the policy towards deposits against purchase orders was revised. Changxin Trading no longer required a deposit against purchase orders in 2005. As a result, the advance from customer decreased significantly in 2006.

Generally, a customer will prepay for an order prior to shipment. At September 30, 2006 and 2005, our balance sheet reflected advances from customers of $411,745 and $5,250,130. Advances from customers consist of prepayments from third party customers made to us for merchandise that had not yet been shipped. We will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 6 - RELATED PARTY TRANSACTIONS

DUE FROM EXECUTIVE OFFICERS

The financial statements include balances and transactions with related parties. From time to time, as a private company, Changxin Trading would receive advances from or advance funds to related parties for working capital purposes. These related parties would either be (i) an officer, director or shareholder of Changxin Trading or (ii) a company in which an officer, director or shareholder of Changxin Trading was an officer, director or shareholder or (iii) a company in which Changxin Trading was a shareholder. These advanced are non interest bearing, unsecured and payable on demand.

For the nine months ended September 30, 2006 Changxin Trading reflected a Due from Related Party in the amount of $22,260.

                                        9/30/2006
                                        ---------

LiFei Huang .......................     $  13,052
Xiaorui Su ........................     $   9,208
                                        ---------
TOTAL .............................     $  22,260
                                        =========

Lifei Huang is the daughter of Yuwei Huang, our executive officer, and is a former officer of Changxin Trading. Lifei Huang is an employee of Changxin Trading. As of June 1, 2006 Ms. Huang is not an officer, director or shareholder of Chang Magnesium.

Xiaorui Su is the wife of Yuwei Huang, our executive officer, and is a former officer of Changxin YiWei Trading. As of June 1, 2006 Xiaorui Su is not an officer, director or shareholder of Chang Magnesium or Changxin Trading.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 6 - RELATED PARTY TRANSACTIONS (CONTINUED)

DUE FROM (TO) RELATED PARTIES

For the nine months ended September 30, 2006 Changxin Trading reflected a Due To Related Party in the amount of $303,080. These amounts are non interest bearing, unsecured and payable on demand

                                                                      9/30/2006
                                                                      ---------

Taiyuan MinWei Magnesium Industry Co. Ltd. ......................     $(235,426)
Taiyuan YiWei Magnesium Co. Ltd. ................................     $ 253,324
Taiyuan Qincheng YiWei Magnesium Industry Co. Ltd. ..............     $(381,316)
Taiyuan YiWei Magnesium Factory .................................     $(341,047)
Shangxi NiChiMen YiWei Magnesium Co., Ltd. (1) ..................     $(567,148)
Shanxi Golden Trust YiWei Magnesium Industry Co. Ltd. ...........     $ 968,533
                                                                      ---------

ENTITIES: TOTAL .................................................     $(303,080)

(1) Effective on June 1, 2005 Taiyuan Jiao Chen YiWei Magnesium Industry Co., Ltd. ("Jiao Chen") changed its name to Shangxi NichiMen YiWei Magnesium Co., Ltd. ("NiChiMen")

NOTE 7 - MEMBERS' EQUITY

As of June 1, 2006, a result, Changxin Trading is a wholly owned subsidiary of Chang Magnesium. As such the financial statements for the years ended December 31, 2005 and 2004 solely reflect the operations of Changxin Trading. On June 1, 2006, Taiyuan YiWei Magnesium contributed property, plant and equipment with a value of $2,567,353 to Chang Magnesium. As such the financial statements for the nine months ended September 30, 2006 reflect the contribution of $2,567,353 worth of property, plant and equipment to Chang Magnesium. Furthermore the financial statements for the nine months ended September 30, 2006 reflect the operations of Changxin Trading as well as the operations of Chang Magnesium from June 1, 2006 through September 30, 2006.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 8 - SUBSEQUENT EVENTS

On October 15, 2006 our wholly owned subsidiary, CDI China, entered into an acquisition agreement with Chang Magnesium. Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days past closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China, Inc. holds a 51% majority interest in Chang Magnesium.

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Changxin Trading, will operate as a segment within CDI China. Chang Magnesium has not yet generated any revenues from its proposed operations.

                 TAIYUAN CHANGXIN YIWEI TRADING COMPANY, LIMITED
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

NOTE 9 - OPERATING RISK

(a) Country risk

Currently, Changxin Trading revenues are primarily derived from the sale of line of disinfectant product offerings to customers in the Peoples Republic of China
(PRC). Changxin Trading hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that Changxin Trading will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on Changxin Trading financial condition.

(b) Products risk

In addition to competing with other manufacturers of disinfectant product offerings, Changxin Trading competes with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These U.S. companies may be able to offer products at a lower price. There can be no assurance that Changxin Trading will remain competitive should this occur.

(c) Exchange risk

Changxin Trading cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that Changxin Trading could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, Changxin Trading ability to operate the PRC subsidiaries could be affected.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The acquisition by China Direct, Inc. (the "Company") of Shanghai Lang Chemical Company, Inc. ("Lang Chemical"), a privately held Chinese company, closed October 1, 2006. China Direct acquired 51% equity ownership of Shanghai Lang Chemical Company Limited in exchange for an initial capital infusion of US$375,000 and a follow-up capital infusion of US$326,250 to be made on or before June 30, 2007. The Company's two shareholders, Messrs. Chen and Zhu each retained a 24.5% equity interest in Lang Chemical, and remained as officers. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

Shanghai Lang Chemical Company., Ltd. ("Lang Chemical") was established in January 1998 with registered capital of $603,865 (RMB 5,000,000). Shanghai Lang Chemical Co., Ltd. is located in the Shanghai region of the Yangtze River delta.

Lang Chemical specializes in the sale and distribution of industrial grade synthetic chemicals. It maintains a relationship with both the supplier and the customer, managing the logistics of the distribution channel. Lang Chemical is a distribution agent in the eastern section of China for manufacturers such as BASF YPC Co., Ltd, Celanese (China) Holding Co., Ltd. and Lucite International (China) Chemical Industry Co., Ltd. Lang Chemical primarily distributes products to industrial manufacturing company and trading companies, including property developers, textile factories and pharmaceutical factories located in Eastern China. Products sold and distributed by Lang Chemical are used by customers as a raw material in the production of a variety of finished products including paint, glue, plastics, textiles, leather goods as well as various medical products. Lang Chemical was founded in January 1998 by Mr. Chen and Ms. Zhu.

Lang Chemical generates revenues through a commission ranging from 3% to 5% of the sale, with the amount of commission varying depending on the product sold.

Lang Chemical maintains a small inventory of chemicals at various storage centers across the eastern section of China. In most cases, Lang Chemical remits full payment to the suppliers upon receipt of the products for its inventory. Approximately 20% of Lang Chemical sales are derived from smaller orders of these chemicals sold from their inventory. These chemicals, which include acrylic acid, butyl acrylate, methyl acrylate, vinyl acetate, glacial acetic acid, vinyl acetic, methanol and VAE, are typically subject to price fluctuations. Lang Chemical maintains a small inventory of these chemicals in an effort to supply the customer efficiently on short term notice and to reduce the impact of fluctuating prices. These smaller orders are generally less than 10 tons and are shipped to the customer directly from one of Lang Chemical's storage centers. at a 3 % to 5% markup. Generally the customer pays the full amount of the order at the time the order is placed.

The balance of the approximately 80% of the Lang Chemical sales are derived from frequently used products which are shipped directly from the supplier to the customer. In most cases these are larger orders which Lang Chemical cannot supply from their inventory. Usually these larger orders are in excess of 10 tons and will be shipped from the suppliers to the clients directly. Lang Chemical will bill and collect payment from the customer. Generally customers will pay 10% to 20% of the purchase price as a deposit to Lang Chemical. Lang Chemical must pay the full balance to the suppler before the order is shipped. Upon receipt of the goods the customer will remit the balance of the payment for the order to Lang Chemical. Although Lang Chemical pays the suppliers upon receipt, the products can be returned with full refund only in the event there is an issue with quality.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Lang Chemical utilizes storage centers located in Shanghai as well as Qidong City and Jiangyin City in Jiangsu Province to provide the infrastructure to support its distribution channels. These storage centers aggregate approximately 119,000 cubic feet of liquid storage tanks and approximately 38,000 square feet of warehouse space used for solid or dry materials. The storage centers located in Shanghai and Qidong City are operated by unrelated third parties and Lang Chemical uses the storage space on an as needed basis. The Jiangyin City storage facility is owned by Lang Chemical.

Lang Chemical has 17 full time employees, of which five are in management, two are in accounting, six are in sales, two are in the international trade department and the remaining two are in the logistics department. Lang Chemical's management includes Mr. Jingdong Chen and Ms. Qian Zhu who are the CEO and Chairman and CFO, respectively. Mr. Chen and Ms. Zhu are husband and wife.

Lang Chemical's principal executive offices are located at Suite 901, No. 970, Da Liang Rd., Shanghai, China in a 3,270 square foot office space owned by Ms. Zhu. Lang Chemical owns office space located at 58 Jinqiao Rd, Suite 21A Shanghai with total space of approximately 4,360 square feet. Currently Lang Chemical does not have any personnel in this space and there are no Lang Chemical operations at this location.

Lang Chemical also owns a storage facility in the Jiangsu Province is located in the Beixin Fine Chemical Industrial Park, Qidong, Jiangsu Province. This facility, which consists of a 105,000 cubic foot storage tank area and 21,800 square feet of warehousespace, is owned and operated by Lang Chemical. Lang Chemical purchased the land in April 2005 at a cost of $308,900 and it owns the warehouse, storage area as well as the land use rights.

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium Company, Limited, a Chinese limited liability company ("Chang Magnesium"). Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days post closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007 CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium") of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Chang Magnesium, established in March 2006, is involved in the manufacture, sale and exporting of magnesium and magnesium related products. Chang Magnesium Company, Limited expects to operate a newly constructed magnesium plant that will process and manufacture a variety of magnesium by-products, including magnesium powder, magnesium scrap, magnesium alloy and various grades of magnesium slabs.

The newly constructed magnesium plant from which Chang Magnesium will operate is located in the Aluminum & Magnesium Industrial Park in Yangqu County, of the Shangxi Province. According to the China Magnesium Industry Report 2005 (March
2006) China, which has been the world's leading magnesium producer for the past eight years, has in excess of 100 magnesium manufacturers with approximately 468,000 metric tons production in 2005. Raw magnesium production volume increased 139% from 2000 to 2005; the production of magnesium ingot increased 345.5% and magnesium powder increased 89.04% in the same time period.

Most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shangxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China.

As a result the Shangxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shangxi Province is approximately 360,000 metric tons, accounting for 55% of the world's total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

Chang Magnesium expects to produce magnesium ingot with a magnesium element in excess of 99.95% and it intends to produce 10 specifications of magnesium ingot ranging in size from 2 kg to 150 kg. It is anticipated that Chang Magnesium will produce magnesium alloy which meets ASTM International standards.

Chang Magnesium holds a 100% interest in Taiyuan Changxin YiWei Trading Co., Ltd. ("Changxin Trading"). Changxin Trading, a Chinese limited liability company, was established November 23, 2003. Changxin Trading is a reseller, distributor and exporter of magnesium products. Changxin Trading resells various forms of magnesium including but not limited to magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs. Changxin Trading resells magnesium products locally within China and as well exports Magnesium from China. Changxin Trading has forged relationships with global magnesium consumers. In the past Changxin Trading has supplied various magnesium related products to Alcoa Inc. (United States), Alcan, Inc. (Canada), Capral (Australia), and Japan Materials Co., Ltd. Approximately 70% of Changxin Trading revenues are derived from the distribution of magnesium slabs. Changxin Trading exported 40,000 metric tons in 2005, representing approximately 10% of China magnesium related exports.

We intend that Chang Magnesium, which includes the operations of its wholly-owned subsidiary Changxin Trading, will operate as a segment within CDI China. Chang Magnesium has not yet generated any revenues from its proposed operations.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The unaudited pro forma condensed balance sheet combines the Company, Lang Chemical and Chang Magnesium balance sheets as of September 30, 2006, gives pro forma effect to the above transaction as if it had occurred on September 30, 2006. The pro forma statement of operations combines the Company, Lang Chemical and Chang Magnesium for the nine months ended September 30, 2006, and the pro forma statement of operations for the year ended December 31, 2005 assume that the acquisition of Lang Chemical and Chang Magnesium took place on January 1, 2005.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Lang Chemical and Chang Magnesium by the Company occurred as of October 1, 2006 or during the period presented nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements and the related notes thereto for the Company, Lang Chemical and Chang Magnesium included in the Form 8-K/A dated October 25, 2006 and December 22, 2006 filed with Securities Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

                                                      China Direct, Inc.
                                               Proforma Statement of Operations
                                             For the Year Ended December 31, 2005
                                                         (Unaudited)

                                                         China          Lang          Chang
                                                        Direct,       Chemical,     Magnesium,    Proforma           Proforma
                                                          Inc.          Inc.           Inc.      Adjustments       Consolidated
                                                      -----------   ------------   ------------  -----------       ------------
Revenues ...........................................  $ 1,538,428   $ 31,737,463   $ 23,622,221   $       -        $ 56,898,112

Cost of sales ......................................      109,522     31,239,107     22,301,757           -          53,650,386
                                                      -----------   ------------   ------------   ---------        ------------

Gross profit: ......................................    1,428,906        498,356      1,320,464           -           3,247,726

Operating expenses:
  Sales, general, and administrative-related parties      141,188              -              -           -             141,188
  Sales, general and administrative ................      557,283        582,465        517,647           -           1,657,395
                                                      -----------   ------------   ------------   ---------        ------------
     Total operating expenses ......................      698,471        582,465        517,647           -           1,798,583

     Operating income (loss) .......................      730,435        (84,109)       802,817           -           1,449,143

Other income (expense)
  Other income (expense) ...........................            -         38,463        (35,895)          -               2,568
  Interest income (expense) ........................            -        (17,606)         3,888           -             (13,718)
  Unrealized gain (loss) on trading securities .....       28,650              -              -           -              28,650
  Realized gain (loss) on sale of trading securities        6,176              -              -           -               6,176
                                                      -----------   ------------   ------------   ---------        ------------
                                                           34,826         20,857        (32,007)          -              23,676

Net income (loss) before discontinued operations
  and income tax and minority interest .............      765,261        (63,252)       770,810           -           1,472,819

Net income (loss) before income tax ................      765,261        (63,252)       770,810           -           1,472,819

Income tax benefit (expense) .......................     (304,428)             -       (254,367)          -            (558,795)
                                                      -----------   ------------   ------------   ---------        ------------

Net income (loss) before Minority Interest .........      460,833        (63,252)       516,443           -             914,024

Minority Interest in loss of subsidiary ............            -              -              -   $(222,064) (b)       (222,064)
                                                      -----------   ------------   ------------   ---------        ------------

Net income (loss) ..................................  $   460,833   $    (63,252)  $    516,443   $(222,064)       $    691,960
                                                      ===========   ============   ============   =========        ============

Foreign currency ...................................            -         19,952         32,259           -              52,211

Unrealized gain on marketable securities held
for sale, net of income tax ........................       45,300              -              -           -              45,300
                                                      -----------   ------------   ------------   ---------        ------------

Comprehensive income ...............................  $   506,133   $    (43,300)  $    548,702   $(222,064)       $    789,471
                                                      ===========   ============   ============   =========        ============

                                    See Notes to Unaudited Proforma Financial Statements.

                                                             F-44

                                                      China Direct, Inc.
                                               Proforma Statement of Operations
                                         For the Nine-Months Ended September 30, 2006
                                                         (Unaudited)

                                                         China          Lang          Chang
                                                        Direct,       Chemical,     Magnesium,    Proforma           Proforma
                                                          Inc.          Inc.           Inc.      Adjustments       Consolidated
                                                      -----------   ------------   ------------  -----------       ------------
Revenues ...........................................  $   483,407   $ 25,186,818   $ 15,957,667   $       -        $ 41,627,892

Cost of revenues ...................................      347,707     24,866,372     15,069,758           -          40,283,837
                                                      -----------   ------------   ------------   ---------        ------------

Gross profit: ......................................      135,700        320,446        887,909           -           1,344,055

Operating expenses:
  Sales, general, and administrative-related parties       16,894              -              -           -              16,894
  Sales, general and administrative ................    1,092,279        297,214        314,339           -           1,703,832
                                                      -----------   ------------   ------------   ---------        ------------
     Total operating expenses ......................    1,109,173        297,214        314,339           -           1,720,726

     Operating (loss) income .......................     (973,473)        23,232        573,570           -            (376,671)

Other income (expense)
  Registration rights penalty ......................      (13,013)             -              -           -             (13,013)
  Other (expense) ..................................            -          1,060        (14,365)          -             (13,305)
  Interest expense .................................          205         (8,851)         1,834           -              (6,812)
  Unrealized gain (loss) on trading securities .....      234,148              -              -           -             234,148
  Realized gain on sale of trading securities ......      118,560              -              -           -             118,560
                                                      -----------   ------------   ------------   ---------        ------------
                                                          339,900         (7,791)       (12,531)          -             319,578

Net (loss) income before income tax and minority
 interest ..........................................     (633,573)        15,441        561,039           -             (57,093)

Income tax benefit (expense) .......................      245,742              -       (224,865)          -              20,877
                                                      -----------   ------------   ------------   ---------        ------------

Net income (loss) before minority interest .........     (387,831)        15,441        336,174           -             (36,216)

Minority Interest in income of subsidiary ..........            -              -              -      (7,566) (b)-1            -
                                                                -              -              -    (164,725) (b)-2     (172,291)
                                                      -----------   ------------   ------------   ---------        ------------

Net (loss) income ..................................  $  (387,831)  $     15,441   $    336,174   $(172,291)       $   (208,507)
                                                      ===========   ============   ============   =========        ============

Foreign currency ...................................            -         35,505         99,355           -             134,860

Unrealized gain on marketable securities held
for sale, net of income tax ........................      442,853              -              -           -             442,853
                                                      -----------   ------------   ------------   ---------        ------------

Comprehensive income ...............................  $    55,022   $     50,946   $    435,529   $(172,291)       $    369,206
                                                      ===========   ============   ============   =========        ============

                                    See Notes to Unaudited Proforma Financial Statements.

                                                             F-45

                                                      China Direct, Inc.
                                             Proforma Consolidated Balance Sheet
                                                      September 30, 2006
                                                         (Unaudited)

                                                         China       Lang       Chang
                                                        Direct,    Chemical,  Magnesium,     Proforma                Proforma
                                                          Inc.       Inc.        Inc.       Adjustments            Consolidated
                                                      ----------  ----------  -----------   -----------            ------------
                       ASSETS
Current Assets:
Cash and cash equivalents ..........................  $  883,508  $  276,785  $   784,977   $         -            $  1,945,270
Accounts receivable, net of allowance for doubtfulll
 accounts ..........................................           -     666,837    1,208,697             -               1,875,534
Other Receivable ...................................           -     105,182            -             -                 105,182
Inventory ..........................................           -     161,463            -             -                 161,463
Prepaid expenses ...................................     256,267     658,151    3,227,476             -               4,141,894
Investment in trading securities ...................     528,869           -            -             -                 528,869
Investment in marketable securities held for sale ..   1,494,600           -            -             -               1,494,600
Due from related party .............................           -           -       22,260             -                  22,260
                                                      ----------  ----------  -----------   -----------            ------------
  Total current assets .............................   3,163,244   1,868,418    5,243,410             -              10,275,072

  Property and equipment, net of accumulated
   depreciation ....................................      17,982   1,124,767    2,625,277       (49,947) (a)-1        2,726,065
                                                               -           -            -      (992,014) (a)-2                -
  Prepaid expenses .................................     320,333           -            -             -                 320,333
  Other assets .....................................      30,000           -            -             -                  30,000
                                                      ----------  ----------  -----------   -----------            ------------

     Total assets ..................................  $3,531,559  $2,993,185  $ 7,868,687   $(1,041,961)           $ 13,351,470
                                                      ==========  ==========  ===========   ===========            ============

   LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
  Accounts payable and accrued expenses ............  $   76,467  $  603,253  $ 2,068,347   $         -            $  2,748,067
  Loan payable-short term ..........................           -     135,041            -             -                 135,041
  Accrued compensation .............................      14,149           -            -             -                  14,149
  Advance from customer ............................           -     368,752      411,745             -                 780,497
  Deferred revenues-short term .....................     366,300           -            -             -                 366,300
  Other Payable ....................................           -     331,872            -             -                 331,872
  Income tax payable ...............................           -           -      591,035             -                 591,035
  Due to related party .............................           -     465,458      303,080             -                 768,538
  Due to executive officers ........................     139,441           -            -             -                 139,441
  Deferred income tax payable ......................     323,733           -            -             -                 323,733
                                                      ----------  ----------  -----------   -----------            ------------

     Total current liabilities .....................     920,090   1,904,376    3,374,207             -               6,198,673

Long term loans payable ............................           -     281,618            -             -                 281,618
Deferred revenues-long term ........................     457,875           -            -             -                 457,875

Minority interest ..................................           -           -            -       721,739  (a)-1        4,124,850
                                                               -           -            -     3,403,111  (a)-2                -

Stockholders' (Deficit) Equity:

  Preferred stock, 10,000,000 shares authorized,
   none issued .....................................           -           -            -             -                       -
  Common stock, 1,000,000,000 shares authorized,
   10,997,183 issued and outstanding ...............      10,997           -            -             -                  10,997
  Additional paid-in capital .......................   1,581,444     603,865    3,210,443      (603,865) (a)-1        4,832,694
                                                               -           -            -    (3,210,443) (a)-2                -
                                                               -           -            -       701,250  (c)-1                -
                                                               -           -            -     2,550,000  (c)-2                -
  Less: Subscription Receivable ....................           -           -            -      (701,250) (c)-1       (3,251,250)
                                                               -           -            -    (2,550,000) (c)-2                -
  Accumulated comprehensive income .................     505,456      35,505       99,355             -                 640,316
  Retained earnings ................................      55,697     167,821    1,184,682      (167,821) (a)-1           55,697
                                                               -           -            -    (1,184,682) (a)-2                -
                                                      ----------  ----------  -----------   -----------            ------------

     Total stockholders' (deficit) equity ..........   2,153,594     807,191    4,494,480    (5,166,811)              2,288,454
                                                      ----------  ----------  -----------   -----------            ------------

     Total liabilities and stockholders'
      (deficit) equity .............................  $3,531,559  $2,993,185  $ 7,868,687   $(1,041,961)           $ 13,351,470
                                                      ==========  ==========  ===========   ===========            ============

                                    See Notes to Unaudited Proforma Financial Statements.

                                                             F-46

                               CHINA DIRECT, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma combined balance sheet of China Direct, Inc. ("the Company") at September 30, 2006 is presented as if the acquisition of Shanghai Lang Chemical Company., Ltd. ("Lang Chemical") and Chang Magnesium Company, Limited ("Chang Magnesium"), had occurred on September 30, 2006. The pro forma combined condensed statements of operations of China Direct, Inc. ("the Company") for the year ended December 31, 2005 and the nine months ended September 30, 2006 are presented as if the acquisitions of Lang Chemical and Chang Magnesium occurred on January 1, 2005 and January 1, 2006, respectively.

These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of China Direct, Inc., Shanghai Lang Chemical Company., Ltd. and Chang Magnesium Company., Ltd. after considering the effect of the adjustments described in these footnotes.

The accompanying unaudited pro forma combined condensed financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of China Direct, Inc., Shanghai Lang Chemical Company, Ltd. and Changxin Magnesium Company, Ltd. operations. Further, actual results may be different from these unaudited pro forma combined financial statements.

NOTE 2 - THE ACQUISITIONS

The acquisition by China Direct, Inc. (the "Company") of Shanghai Lang Chemical Company, Inc. ("Lang Chemical"), a privately held Chinese company, closed October 1, 2006. China Direct acquired 51% equity ownership of Shanghai Lang Chemical Company Limited in exchange for an initial capital infusion of $375,000 and a follow-up capital infusion of $326,250 to be made on or before June 30, 2007. The Company's two shareholders, Messrs. Chen and Zhu each retained a 24.5% equity interest in Lang Chemical, and remained as officers. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

The estimated purchase price and the preliminary adjustments to historical book value of Shanghai Lang Chemical Company, Limited as a result of the acquisition are as follows:

Purchase price:
Purchase price ...............................................      $   701,250

Net Assets Acquired(September 30, 2006):
Total Assets .................................................        2,993,185
Liabilities ..................................................       (2,185,994)
Other Comprehensive Income ...................................          (35,505)
                                                                    -----------
Net Assets ...................................................          771,686
Additional Paid in capital ...................................          701,250
                                                                    -----------
Total Net Assets .............................................        1,472,936
*51% ownership

   Net Assets Acquired(September 30, 2006): ..................          751,197
                                                                    -----------
Net Assets acquired in excess of purchase price ..............      $    49,947
                                                                    ===========

                               CHINA DIRECT, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 2 - THE ACQUISITIONS (CONTINUED)

The acquisition by China Direct, Inc. (the "Company") of Chang Magnesium Company, Ltd. ("Chang Magnesium"), a privately held Chinese company, closed December 22, 2006. China Direct acquired 51% equity ownership of Chang Magnesium in exchange for an initial capital infusion of $1,000,000 and a follow-up capital infusion of $800,000 and $750,000 to be made by September 30, 2007 and December 31, 2007, respectively. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

      The estimated purchase price and the preliminary adjustments to historical book value of Taiyuan Changxin YiWei Trading Company, Limited as a result of the acquisition are as follows:

Purchase Price:
Purchase price ...............................................      $ 2,550,000

Net Assets Acquired(September 30, 2006):
Total Assets .................................................        7,868,687
Liabilities ..................................................       (3,374,207)
Other Comprehensive Income ...................................          (99,355)
                                                                    -----------
Net Assets ...................................................        4,395,125
Additional Paid in capital ...................................        2,550,000
                                                                    -----------
Total Net Assets .............................................        6,945,125
*51% ownership

   Net Assets Acquired(September 30, 2006): ..................        3,542,014
                                                                    -----------
Net Assets acquired in excess of purchase price ..............      $   992,014
                                                                    ===========

49% ownership ................................................        3,403,111

NOTE 3 PRO FORMA ADJUSTMENTS

The pro forma adjustments are comprised of the following elements:

(a)-1 Reflects the payment of purchase consideration totaling $701,250 for Lang Chemical. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired approximate fair value. The excess net assets acquired over purchase are allocated to property and equipment.

(a)-2 Reflects the payment of purchase consideration totaling $2,550,000 for Chang Magnesium. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired approximate fair value. The excess net assets acquired over purchase are allocated to property and equipment.

                               CHINA DIRECT, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - PRO FORMA ADJUSTMENTS (CONTINUED)

(b)-1 Reflects the minority interest of the pro forma adjustments to net income (loss) before minority interest based on 51% ownership of Lang Chemical.

(b)-2 Reflects the minority interest of the pro forma adjustments to net income (loss) before minority interest based on 51% ownership of Chang Magnesium.

(c)-1 Reflects the contributed capital of the pro forma adjustments to additional paid-in capital based on purchase price for Lang Chemical.

(c)-2 Reflects the contributed capital of the pro forma adjustments to additional paid-in capital based on purchase price for Chang Magnesium.

NOTE 4 - SUBSEQUENT EVENTS

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. ("CDI China"), entered into an acquisition agreement with Chang Magnesium Company, Limited, a Chinese limited liability company ("Chang Magnesium"). Under the terms of the agreement CDI China agreed to infuse $1,000,000 to Chang Magnesium ("Initial Funds") 10 days post closing. On or before September 30, 2007, CDI China shall deliver $800,000 of investment capital to Chang Magnesium and on or before December 31, 2007, CDI China shall deliver $750,000 of investment capital to Chang Magnesium. The closing of the transaction was subject to audited financial statements for Chang Magnesium which reflected a contribution to Chang Magnesium by Taiyuan YiWei Magnesium Co., Ltd. ("Taiyuan YiWei Magnesium") of property, plant or equipment with a minimum value of $2,450,000. In June 2006 Taiyuan YiWei Magnesium contributed property, plant and equipment valued at $2,567,353, which represented all the assets related to the magnesium plant, to Chang Magnesium.

On December 22, 2006 the transaction closed pursuant to its terms. As a result CDI China holds a 51% majority interest in Chang Magnesium.

At the closing of the transaction, CDI Shanghai Management Company, Limited, a wholly owned subsidiary of CDI China, entered into an employment agreement with Yuwei Huang. Mr. Huang will serve as Executive Vice President, supervising the operations of Chang Magnesium. The term of the five year agreement provides for no annual compensation with bonuses at the discretion of the company. The agreement contains customary confidentiality provisions.